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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------


Date of Report (Date of
earliest event reported): September 30, 1996
                          ------------------

                             PUDGIE'S CHICKEN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                   31-1369735
-------------------------                     -------------------
(State or other jurisdic-                     (I.R.S. Employer
 tion of incorporation or                     Identification No.)
 organization)

                                     1-13840
                            ------------------------
                            (Commission File Number)

333 Earle Ovington Blvd., Suite 604, Uniondale, NY       11553
--------------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (516) 222-8833



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Item 5.  Other Events

               On September 30, 1996, Pudgie's Chicken, Inc. (the "Company") announced that the Company has altered its business and financial plans in light of its recent filing of a voluntary petition (the "Petition") under Chapter 11 of the United States Bankruptcy Code and that it is taking important measures to reduce current cash outflow and operating expenses. Such measures include the closing of seven unprofitable company owned stores and the laying off of approximately 90 employees. In addition, the Company is seeking debtor-in-possession financing and is exploring the possibility of strategic equity transactions.

               The Company further stated that its filing of the Petition has frustrated its efforts to raise necessary capital and that, in light of its continuing operating losses, the Company has conducted a system wide review of its operations. The Company believes that its measures to streamline operations will reduce its expenses and ease its cash needs.

Item 8.   Exhibits

               20     Press Release dated September 30, 1996


                                        2


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 1996

                                       PUDGIE'S CHICKEN, INC.
                                       ----------------------
                                       (Registrant)



                                        By:   /s/ Steven Wasserman
                                           _____________________________________
                                           Name:  Steven Wasserman
                                           Title: President


                                        3


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                                  EXHIBIT INDEX

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Exhibit                                                                 Page
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
20      Press Release dated September 30, 1996                           5






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